Exhibit 99.1

        JER Investors Trust Inc. Announces Second Quarter 2005 Results

Second Quarter 2005 Highlights:

   o Net income of $4.2 million, or $0.35 per diluted share, for the threemonths ended June 30, 2005 on revenues of $8.6 million.

   o At June 30, 2005, total investments were $420.9 million, comprised of $318.7 million in commercial mortgage backed securities and $102.2 million in real estate loans.

   o   Declared dividend of $0.30 per share of common stock.

   o Closed on two additional credit facilities providing an additional $400 million in financing.

MCLEAN, Va., Aug. 10 /PRNewswire-FirstCall/ -- The following is being issued by JER Investors Trust Inc. (NYSE: JRT):

Summary of Results:

JER Investors Trust Inc. (the "Company") reported net income for the three months ended June 30, 2005 of $4.2 million, or $0.35 per diluted share, compared to a net loss for the period from inception (April 19, 2004) through June 30, 2004 of $5.4 million, or ($1.33) per diluted share. Net loss for the period from inception (April 19, 2004) through June 30, 2004 included $5.0 million ($1.24 per diluted share) in compensation expense related to stock based awards issued to the Company's manager, JER Commercial Debt Advisors LLC and independent directors, related to the formation and private placement of shares completed by the Company in June 2004. Gross revenue for the quarter ended June 30, 2005 was $8.6 million.

On July 29, 2005, the Company paid a cash dividend of $0.30 per share of common stock to stockholders of record on July 11, 2005 related to the second quarter 2005. At June 30, 2005, our common equity book value per diluted share, as determined in accordance with generally accepted accounting principles (or
GAAP) was $13.78 compared with $13.49 at June 30, 2004.

Investments and Other Capital Market Activities:

During the quarter ended June 30, 2005, the Company completed five new investments totaling $157.9 million and funded an additional $15.0 million toward an existing mezzanine loan program. The Company also completed the sales of select BBB rated commercial mortgage backed securities for total gross proceeds of $30.6 million that resulted in a realized loss of $0.3 million. At June 30, 2005, total assets were $427.6 million, total liabilities were $264.3 million and stockholders' equity was $163.3 million. As of June 30, 2005, the Company had three repurchase credit facility agreements in place secured by certain of its assets. Two of the agreements are with Banc of America Securities LLC and its affiliates, and provide for financing secured by certain CMBS, B Notes, and mezzanine loans. The Company also has a repurchase agreement with Liquid Funding, an affiliate of Bear, Stearns & Co. Inc. As of June 30, 2005, JER Investors Trust Inc. had total debt obligations of $251.3 million at a weighted average borrowing rate of 3.93%.

In July 2005, the Company completed its initial public offering of 12 million shares of its common stock at a price of $17.75 per share. The net proceeds from the offering of approximately $196 million, after deducting underwriting fees and offering expenses, were used to repay a portion of outstanding indebtedness under a warehouse facility. The underwriters have exercised their option to purchase an additional 1,832,025 shares at the public offering price less the underwriting discount to cover over-allotments. This purchase is expected to settle on August 12, 2005.

Conference Call & Webcast:

The Company's management team will host a live conference call on Thursday, August 11, 2005 at 11:00 a.m. EDT to review financial results for the quarter ended June 30, 2005. All interested parties are welcome to participate on the live call. You can access the conference call by dialing 866-543-6405 (from within the U.S.) or 617-213-8897 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "JER Investors Trust."

A webcast of the conference call will be available to the public on a listen-only basis at http://www.jer.com. A replay of the webcast will be available until August 30, 2005 by dialing 888-286-8010 (from within the U.S.) or 617-801-6888 (from outside of the U.S.); please reference access code "83040533."

About JER Investors Trust Inc.

JER Investors Trust Inc. is a McLean, Virginia based specialty finance company that originates and acquires real estate debt securities and loans. The Company's target investments include commercial mortgage backed securities, mezzanine loans and B-Note participations in mortgage loans, as well as commercial mortgage loans, loans to real estate companies, preferred equity and net leased real estate.

Forward-Looking Statements:

This press release contains forward-looking statements that are subject to risks and uncertainties. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those expectations. Important cautionary statements and risk factors that would affect actual results are discussed in the Company's filings with the Securities and Exchange Commission.
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

                              JER INVESTORS TRUST INC. AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEETS
                                  (In thousands, except share data)

                                                                       June 30         December 31,
                                                                        2005                 2004
                                                                 -----------------   -----------------
                                                                     (unaudited)
ASSETS
     Cash and cash equivalents                                   $         1,969      $        1,177
     CMBS, at fair value                                                 318,668             167,070
     Real estate loans                                                   102,263              29,865
     Other assets                                                          4,695               1,567
                                                                 -----------------   -----------------
         Total Assets                                            $       427,595      $      199,679
                                                                 =================   =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Repurchase Agreements                                       $       251,318      $       39,200
     Interest rate swap agreements, at fair value                          9,541                 234
     Accounts payable and accrued expenses                                 1,793                 855
     Other liabilities                                                     1,673                 601
                                                                 -----------------   -----------------
         Total Liabilities                                               264,325              40,890

STOCKHOLDERS' EQUITY                                                     163,270             158,789
                                                                 -----------------   -----------------
         Total Liabilities and Stockholders' Equity              $       427,595      $      199,679
                                                                 =================   =================

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

                                     JER INVESTORS TRUST INC AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF OPERATION (unaudited)
                                  (In thousands, except share and per share data)


                                                                   For the six      For the three    For the period
                                                                      months           months        from April 19,
                                                                      ended             ended         2004 through
                                                                  June 30, 2005     June 30, 2005     June 30, 2004
                                                                  --------------   ---------------  ---------------
REVENUES
     Interest income from CMBS                                   $         9,129   $         5,622  $             -
     Interest income from real estate loans                                4,390             2,875                -
     Interest income from cash and cash equivalents                           23                18              127
     Other income                                                             97                97                -
                                                                 ---------------   ---------------  ---------------
         Total Revenues                                                   13,639             8,612              127

EXPENSES
     Interest expense                                                      2,527             2,041                -
     Management fees                                                       1,792               983              267
     General and administrative (excluding stock compensation)             2,076             1,082              256
     Stock compensation                                                       37                19            5,025
                                                                 ---------------   ---------------  ---------------
         Total Expenses                                                    6,432             4,125            5,548

INCOME (LOSS) BEFORE ASSET SALES                                           7,207             4,487           (5,421)

     Loss on sales of assets, net                                           (131)             (300)               -
                                                                 ---------------   ---------------  ---------------

NET INCOME (LOSS)                                                $         7,076   $         4,187  $        (5,421)
                                                                 ================  ===============  ================
Net earnings (loss) per share:
     Basic                                                       $          0.61   $          0.36  $         (1.33)
                                                                 ================  ===============  ================
     Diluted                                                     $          0.59   $          0.35  $         (1.33)
                                                                 ================  ===============  ================
Weighted average shares of common stock outstanding:
     Basic                                                            11,672,958        11,673,400         4,066,551
                                                                 ================  ===============  ================
     Diluted                                                          11,845,010        11,845,010         4,066,551
                                                                 ================  ===============  ================
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